Exhibit 99.1

"LEE STAFFORD" US Brand Licence Agreement
(1)  The Quantum Beauty Company Limited
(2)  The Stephan Company, Inc.

Dated 1 August, 2005

This Agreement is made the 1st day of August, 2005

BETWEEN

(1) The Quantum Beauty Company Limited (registered number 04947088 whose registered office is at 66 Chiltern Street, London, W1U 4JT (the "Licensor"); and (2) The Stephan Company, Inc. of 1850
West McNab Road, Fort Lauderdale, Florida 33309, United States of America (the "Licensee")

Recitals:

A. The Licensor is party to a worldwide licence agreement (with the power to sub-licence) with Mr Lee Stafford (the "Master Licence Agreement"). Under the Master Licence Agreement and a preceding licence agreement to which it was a party with Mr Lee Stafford, the Licensor has been engaged in the development of the LEE STAFFORD brand in the United Kingdom, Germany, Austria, Sweden, Norway,
Denmark, Finland, Iceland, Malta, Australia, New Zealand, Hong
Kong, Japan, Republic of Ireland, Thailand and the Philippines. In particular the Licensor is desirous of entering into a licence agreement with the Licensee for the production and sale of LEE STAFFORD branded products (and certain new product ranges that are developed from time to time) throughout North, Central and South America (the "Territory").

B. Under the Master Licence Agreement the Licensor is licensed to develop, produce, sell and distribute products in a variety of different categories (the "Licensed Products") in the Territory under the LEE STAFFORD brand.

C. The Licensor has developed various trade marks, formulations, fragrances and other intellectual property rights (the "QBC Rights") that are used in connection with the manufacture and sale of LEE STAFFORD branded products. The Licensee acknowledges that the Licensor is the proprietor of the QBC Rights. The Licensor wishes to grant and the Licensee wishes to take a licence in respect of the QBC Rights in the Territory.

D. The Licensee is desirous of entering into a licence agreement with the Licensor for the production and sale of LEE STAFFORD branded products (and certain new product ranges that are developed from time to time) throughout the Territory.

E. The parties to this Agreement have already entered into a Letter of Intent regarding the grant of a licence agreement in the Territory.




Operative provisions:

1. In this Agreement:

"the Commencement Date" shall mean the          ;

"the A & P Allowance" shall mean a sum equal to 20% (twenty per cent) of the sales of all Licensed Products in the Territory by the Licensee in any year of this Agreement;

"the Brand" means the LEE STAFFORD brand consisting of the Trade Marks and the QBC Rights; as applied to and used in connection with the Pink Range, the RUTP Range and the Future Products and licensed to the Licensee under this Agreement;

"Change in Control" shall mean where any person, firm or company becomes or is able to exercise, or is entitled to acquire, direct or indirect control over a company's affairs, and in particular, but without prejudice to the generality of the preceding words, if or it possesses or is entitled to acquire-(a) the greater part of the share capital or issued share capital of the company or of the voting power in the company; or (b) such part of the issued share capital of the company as would, if the whole of the income of the company were in fact distributed among the participators (without regard to any rights which he or any other person has as a loan creditor), entitle him or it to receive the greater part of the amount so distributed; or
(c) such rights as would, in the event of the winding-up of the company or in any other circumstances, entitle him to receive the greater part of the assets of the company which would then be available for distribution among the participators.Where two or more persons together satisfy any of the conditions above, they shall be taken to have control of the company. For the purposes of this definition a person shall be treated as entitled to acquire anything which he is entitled to acquire at a future date, or will at a future date be entitled to acquire.

"the Formulations" means the chemical and other product formulations for the Pink Range and the RUTP Range together with any and all chemical and product formulations for Future Products;

"the Fragrances" means the fragrance formulations for the Pink Range and the RUTP Range together with any and all future fragrance formulations for Future Products;

"the Future Products" means any new or additional products that the parties agree shall be added to the Pink Range and the RUTP Range from time to time and any other new product ranges and brands as the parties may from time to time agree;

"Good Manufacturing Practice" means those Standard Operating Procedures ("SOP's") of the Licensee which shall at all times adhere to the U.S. Federal Food, Drug and Cosmetic Act, 21 U.S.C.A. Sec.s 301 et seq., 361, 362 and all regulations promulgated thereunder, which prohibit the introduction or delivery into interstate commerce any cosmetics that are adulterated or misbranded;




"Net Invoiced Sales Price" means the invoiced sale price of the Products in the Territory received by the Licensee from customers (which expression shall include without limitation retailers, wholesalers and distributors) provided that you shall not deduct discounts, gate fees, free products and any other customer allowances ("Deductibles"). For the avoidance of doubt the Licensee shall allow Deductibles from the Licensee's A & P Allowance;

"the Licensed Products" means the categories of products set out in Schedule 1 together with any other new product categories that the Licensor shall notify to the Licensee from time to time;

"the Pink Range" means the existing LEE STAFFORD product range which is set out in part 1 of Schedule 4 attached in relation to which the Trade Marks are to be used by the Licensee in accordance with the terms of this Agreement, and for which range a representative pictorial example is set out in Part 2 of
Schedule 4;

"the RUTP Range" means the new LEE STAFFORD product range named "R U Taking Protection" which is set out in part 1 of Schedule 5 attached in relation to which the Trade Marks are to be used by the Licensee in accordance with the terms of this Agreement, and for which range a representative pictorial example is set out in Part 2 of Schedule 5;

"the Targets" shall mean those yearly financial targets that are set out in
Schedule 7 to this Agreement;

"Quarter Day" means 31 March, 30 June, 30 September and 31 December in each year;

"the QBC Rights" means both individually and together, all the Formulations and Fragrances, trade mark rights and all other intellectual property rights (excluding the Trade Marks) in the Pink Range, the RUTP Range and the Future Products together with all other such rights developed, originated or conceived by the Licensor or the Licensee including without limitation present and future get-up rights and rights in trade dress in Future Products, the Pink Range and the RUTP Range, representative pictorial examples of which two ranges are set out in Schedule 3 from time to time belonging to the Licensor;

"SKU" means "stock keeping unit";

"the Territory" means the United States of America, Canada, Mexico and all countries situated in Central and South America;

"Trade Marks" means the LEE STAFFORD trade mark together with applications for registration of the same in the United States of America as set out in
Part 1 of Schedule 2 and the unregistered trade marks listed in Part 2 of
Schedule 2 and any reference to "the Trade Marks" shall include a reference to any one of them whether or not it is possible to register them as a trade mark in the Territory and whether or not they are so registered;

"Year" means each period of twelve (12) calendar months commencing on the Commencement Date or any anniversary of the Commencement Date;

"the LEE STAFFORD Range" means together the Pink Range, RUTP Range and where the context admits the Future Products


2  Rights granted and territory

The Licensor grants to the Licensee, on the terms set out in this Agreement, an exclusive licence to use the Trade Marks and the QBC Rights in the Territory on or in relation to the LEE STAFFORD Range subject to the terms of this Agreement.

2.1  The Licensor grants to the Licensee the exclusive right in the
Territory
to manufacture (including the right to sub-contract the manufacture), sell, distribute, promote and solicit customers for the LEE STAFFORD
Range, as assisted by the Licensor, subject to the terms of this
Agreement.
2.2	The Licensee is, or may be, involved in the manufacture, marketing and distribution of its own brand products, and such other products that are set out in Schedule 6. In the event that the Licensee wishes to manufacture, market and distribute any other products that are competing with those licensed under the terms of this Agreement, the
Licensee shall notify the Licensor in writing who may have the right to prohibit such manufacture, marketing and distribution provided that the Licensor shall act reasonably.
2.3	The Licensor shall not at any time during the Term, use any of the
Trade Marks and/or the QBC Rights in the Territory in relation to the
Licensed Products, or grant any other person the right to do so.
2.4	The Licensor and Licensee agree that the Licensee shall be permitted to initiate and be engaged in the development of Future Products and in particular in respect of any Territory specific products provided that such development shall take place in accordance with the provisions of clause 4 below.
2.5	The Licensor and the Licensee shall apply to register the Licensee as a licensee of the Trade Marks and where applicable the QBC Rights in each part of the Territory in which registration is either necessary or desirable in accordance with applicable trade mark law and practice.
Any formal licence or registered user agreement entered into pursuant to this clause 2.5 shall be subject in all respects to the terms of this Agreement, and in the event of any conflict between this Agreement and the terms of any such formal licence or registered user agreement, the terms of this Agreement shall prevail.
3.	Duration
3.1	This Agreement shall (subject to the terms of clause 3.2 below)
commence on the Commencement Date and shall continue (subject to earlier termination in any of the circumstances set out in clause 9 of this Agreement), for an initial term of 5 (five) years from the
Commencement Date (the "Initial Term").
3.2	At the end of the Initial Term the Licensor shall have the option
(subject to the terms of clauses 9 and 13) to extend this Agreement for a minimum further period of 5 (five) years or such other period as the parties shall agree (the "Extended Term").  For the avoidance of doubt any Extended Term shall be subject to the same terms and conditions as the Initial Term.
3.3	Upon the occurrence during the Initial Term of a Change of Control, the Initial Term shall be extended by five (5) years from the date of such event. By way of example only in the event that there is a Change of Control in 2006 and assuming that this Agreement commences in 2005, the Initial Term shall expire in 2011 as opposed to 2010 had the


Change of Control event not occurred.  For the avoidance of doubt, for the purposes of this clause in the event that the Initial Term is extended in accordance with the terms of clause 3.2, the parties confirm that the term "Extended Term" shall be substituted for "Initial Term".
4.	Quality of products
4.1	For the purposes of this clause 4, the expression the Trade Marks shall include both the Trade Marks and the QBC Rights together.
4.2	All products forming the LEE STAFFORD Range manufactured by the
Licensee or by its sub-contractors under or by reference to the Trade
Marks shall subject to clause 4.3 meet the standards of Good
Manufacturing Practice and shall comply with all relevant regulations and legislation which may apply from time to time to such products in those parts of the Territory where they will be marketed or sold.
4.3	The Licensor shall inform the Licensee of any relevant specifications in respect of products forming the LEE STAFFORD Range on the
Commencement Date and of any reasonable modifications or
specifications as they may occur.
4.4	The Licensee may from time to time suggest additional territorially specific products for the LEE STAFFORD Range to the Licensor for discussion (the "Additional Products") provided that such Additional
Products shall be related to the existing Licensed Products and upon the Licensor giving its approval of such Additional Products these shall in all cases come within the definition of Licensed Products set out in
Schedule 1 and Schedule 1 shall be interpreted in such manner. The parties acknowledge that the creation of Additional Products under the
Trade Marks will involve collaboration between the parties.  The
Licensor shall nevertheless retain the right to approve Additional
Products, their design and their packaging such that no Additional
Products shall be marketed, distributed or offered for sale by the
Licensee without such Additional Products having first been
specifically approved by the Licensor, such approval not to be unreasonably withheld, refused or delayed.
4.5	The Licensor shall provide reasonable technical assistance upon request to the Licensee to enable the Licensee to manufacture the LEE
STAFFORD Range .
4.6	All use of the Trade Marks by the Licensee shall be for the benefit of the Licensor and the goodwill accruing to the Licensee arising from its use of the Trade Marks (but no other goodwill) shall accrue to and be held in trust by the Licensee for the Licensor.  The Licensee agrees to assign such goodwill to the Licensor at its request at any time whether during or after the term of this Agreement.
4.7	Whenever the Trade Marks are used by the Licensee they shall be accompanied by appropriate wording to show that they are registered trade marks (or as the case may be unregistered trade marks) used by the Licensee with the permission of the Licensor and that the products forming the LEE STAFFORD Range are manufactured under licence by the Licensor.  The terms of such wording and its placing shall be as agreed between the parties from time to time, at all times subject to constraints imposed by the size of labels on products or packaging or the space available on products or packaging for such wording.
5.	The Trade Marks
5.1	For the purposes of this clause 5, the expression the Trade Marks shall include both the Trade Marks and the QBC Rights.
5.2	The parties acknowledge and agree that (subject to clause 5.3 below)



the Licensor shall have the right to undertake the protection of the
Trade Marks by registration in the name of the Licensor or such other person, firm or company as it shall in its sole discretion see fit in such parts of the Territory and at such times and for such goods and services forming part of the Licensed Products as it shall agree with the
Licensee.
5.3	The Licensor shall ensure all applications for registration of the Trade
Marks and any registrations granted pursuant to such applications shall be maintained by the Licensor at the Licensors cost.
5.4	The Licensee undertakes not to knowingly do or permit to be done any act which would or might jeopardise or invalidate any application for or registration of the Trade Marks nor to do any act which might assist or give rise to an application to remove any of the registered Trade
Marks from any register or which might prejudice the right or title of the Licensor (or such other person, firm or company that is the registered proprietor of the Trade Marks) to any of the Trade Marks or the right of the Licensor to use or licence the Trade Marks.
5.5	The Licensee will on receipt of a reasonable request give to the
Licensor or its authorised representative any reasonable information as to its use of the Trade Marks which the Licensor may require.
5.6	The Licensee will render any assistance reasonably required by the
Licensor in prosecuting any application for registration of the Trade
Marks in the Territory and in maintaining any registrations for such
Trade Marks.
5.7	The Licensee will not make any representation or do any act which indicates that it is has any right title or interest in or to the ownership of the Trade Marks other than that granted under the terms of this
Agreement, and acknowledges that nothing contained in this
Agreement shall give the Licensee any right, title or interest in or to the Trade Marks save as granted hereby.
5.8	The Licensee and Licensor shall as may be reasonably necessary
(including by executing any necessary documents) co-operate in ensuring the recordal of the Licensee as a licensee of any registered
Trade Marks on any appropriate national trade mark registry within the
Territory (including such of the applications as mature into registrations during the period of this Agreement), and the Licensee hereby agrees that such entry may be cancelled by the Licensor on termination of this Agreement, for whatever reason, and that it will assist the Licensor so far as may be necessary to achieve such cancellation including by executing at the request of the Licensor any documents necessary for that purpose.
5.9	The Licensee acknowledges that any goodwill created through the use of the Trade Marks by the Licensee in the Territory will belong exclusively to the Licensor (or such other person, firm or company that is the registered proprietor of the Trade Marks).
5.10	The Licensee shall use its best endeavours to preserve the value and validity of the Trade Marks in relation to the products forming the LEE
STAFFORD Range and in particular shall not:-
(a)	use any of the Trade Marks except precisely in the form in
which it was registered or applied for;
(b)	subject to the provisions of clause 6 below, use any other trade mark material other than the Trade Marks on or in connection with the Pink Range and the RUTP Range;
(c)	use any of the Trade Marks as a noun, or unaccompanied by
words descriptive of the products in relation to which it is used,


or in any way which may result in the Trade Marks becoming
descriptive, or common in the trade for any product in
connection with which it is used; and
(d)	use any of the Trade Marks in relation to any goods or services other than the Pink Range and the RUTP Range .
Provided that for the purposes of this clause 5.10 the expression Trade
Marks shall include the QBC Rights.
5.11	The Licensor shall be responsible for the payment of all professional fees and costs (which expression shall include without limitation trade mark registry application and registration fees) in respect of the registration of the Trade Marks and the QBC Rights in the Territory.
5.12	The Licensor shall promptly pay all renewal fees in respect of the registration of the Trade Marks and shall take such other steps as are necessary to maintain the force of the registrations of the Trade Marks.
6.	QBC's Rights
6.1	The Licensee acknowledges that at its own cost and expense the
Licensor has developed and will further develop the QBC Rights, and the Licensee further acknowledges that the Licensor is the legal and beneficial owner of such rights.
6.2	Throughout the term of this Agreement, the Licensee shall not use the
QBC Rights on or in connection with any products other than those bearing the Trade Marks and licensed by the Licensor in accordance with the terms of this Agreement.
6.3	The Licensee acknowledges that any goodwill created through the use of the QBC Rights by the Licensee in the Territory will belong exclusively to the Licensor and the Licensee shall execute such assignments or other documents that are required by the Licensor in order to vest such rights in the Licensor.
7.	Infringements
7.1	For the purposes of this clause 7, the expression the Trade Marks shall include both the Trade Marks and the QBC Rights.
7.2	Each party shall as soon as it becomes aware thereof give the other in writing full particulars of any use or proposed use by any other person, firm or company of a trade name, trade mark or get-up of goods or mode of promotion or advertising which amounts or might amount either to infringement of the Trade Marks
7.3	If either party becomes aware that any other person, firm or company alleges that the Trade Marks are invalid or that use of the Trade Marks infringes any rights of another party or that the Trade Marks are otherwise attacked or vulnerable to attack the party concerned shall immediately give the other full particulars in writing thereof and shall make no comment or admission to any third party in respect thereof.
7.4	The Licensee shall have the conduct of all proceedings relating to the
Trade Marks in the Territory and shall in consultation with the
Licensor decide what action if any to take in respect of any infringement or alleged infringement of the Trade Marks by a third party or any other claim or counterclaim or allegation or claim made or threatened by a third party that the use or registration of the Trade
Marks in the Territory is an infringement of any third party intellectual property rights. Provided that all professional fees, court costs and fees and all other costs arising in respect of any actual, alleged or threatened infringement under this clause 7.4 shall be the shared equally between the Licensee and the Licensor.
7.5	The Licensor will at the request of the Licensee give full co-operation to the Licensee in any action, claim or proceedings brought or threatened in respect of the Trade Marks Provided that all professional fees, court costs and fees and other costs associated with any such request and co-operation shall be shared equally by the Licensee and the Licensor.
7.6	The Licensee will maintain product liability insurance of at least $5 million (five million US dollars) against all usual risks provided that the Licensee shall provide the Licensor with a copy of such insurance certificate in the event that the Licensor requests a copy.
8.	Marketing and advertising
8.1	Within sixty (60) days of the Commencement Date, the Licensee shall employ a dedicated brand manager (the "Brand Manager") who shall in addition to his other responsibilities in respect of the licensing of the Brand to the Licensee, have particular responsibility for managing the day to day running and development of the Brand in the Territory and for maintaining regular contact with the Licensor.
8.2	The Licensee shall ensure that the Brand Manager devotes a minimum of 2 (two) days per week to the Brand.
8.3	The parties to this Agreement acknowledge and agree that the success of the Brand in the Territory is dependant upon the close collaboration between the Licensor and the Licensee to ensure that the necessary promotion, marketing and public relations activities that will maximize the exposure of the Brand in the Territory takes place.  In this regard the parties to this Agreement shall act in the utmost good faith in all matters concerned with the marketing, advertising and promotion of the Brand in the Territory (the "Guiding Principle".)
8.4	The Licensee shall use all reasonable endeavours to promote, market and advertise the Brand and the LEE STAFFORD Range in the
Territory and to seek orders for such products in the Territory.
8.5	The Licensee agrees that throughout each year of this Agreement it shall spend as a minimum the A & P Allowance for each year of the
Agreement on advertising and promotion Of the Brand in the Territory. Provided that the Licensee shall at the Licensors' request provide written details of such marketing and promotional activity.
8.6	The Licensee shall conduct the promotion, marketing and advertising of the Brand and the LEE STAFFORD Range with all due care and diligence and shall cultivate and maintain good relations with customers and potential customers in those parts of the Territory as the parties shall determine are appropriate in accordance with sound commercial principles.
8.7	The Licensor reserves the right to veto any proposed advertisement or marketing or promotional material which it reasonably believes
(subject strictly to the Guiding Principle at all times) would be detrimental to the positive image and/or integrity of the Brand and/or the LEE STAFFORD Range.
8.8	Subject as provided in this Agreement, and subject in particular to clause 8.1 above and to any reasonable and lawful directions that the Licensor may from time to time give, the Licensee shall be entitled to perform its duties hereunder in such manner as it may think fit.
8.9	The parties will undertake regular reviews of the operation of this
Agreement and all matters connected with it, including without limitation the Licensee's plans for the development of the Brand. Such reviews shall take place at least once every six (6) months throughout the Term.
8.10	Within one hundred and twenty (120) days of the Commencement Date the parties shall agree the following for the Territory:-


(a)	retail prices for the Pink Range and the RUTP Range sold in
the Territory under the Brand;
(b)	market position; and
(c)	target outlets in the Territory.
8.11	The Licensee shall ensure that it shall at the Commencement Date hold sufficient stock of the Pink Range and if agreed by the parties to this Agreement, the RUTP Range, to cover all pipefill and opening orders from target outlets.  Further, the Licensee agrees that throughout the
Term it shall hold sufficient stock of the Pink Range (and if applicable the RUTP Range) at all times to cover regular repeat orders
9.	Sales and royalties
9.1	Not later than 10 (ten) working days following each calendar month end during the Term the Licensee shall submit to the Licensor a report which shall include without limitation the following data and information:-
(a)	a sales report showing Net Invoiced Sales to the trade by SKU in both volume and value terms;
(b)	details of which store groups and distributors have been
targeted and the degree of progress being made; and
(c)	details of the number of individual stores in each store group and distributors that stock the LEE STAFFORD Range and the
RUTP Range and the Licensees opinion as to the potential for further stores in such store groups to stock such products.
9.2	Not later than ten (10) working days following each Quarter Day the
Licensee shall submit to the Licensor a report which shall include without limitation the following data and information:-
(a)	an update as to competitors of the Brand and their actual (and as far as is known) their future activities in terms of product launches and marketing of existing and future products in the
Territory;
(b)	details of the Licensees current and planned advertising and promotional activities including press clippings in the Territory;
(c)	details of positive and negative consumer and trade feedback on the Brand and Licensed Products and suggested improvements
and modifications to be made in respect of formulations,
advertising and promotions and packaging;
(d)	details of new product ideas; and
(e)	details of any new or anticipated trends in the market for the
LEE STAFFORD Range in the Territory.
9.3	The Licensee shall pay the Licensor in consideration of the grant made in this Agreement, a royalty (exclusive of VAT thereon) based upon
Net Invoiced Sales at the rate of 12% (twelve per cent) (the "Royalty").
The Licensee acknowledges the right of the Licensor, within 6 (six)
months of the expiry of the Initial Term, to commence negotiations with the Licensee for an upwards only increase in the Royalty to take effect at the expiry of the Initial Term, such revised royalty to be substituted for the Royalty for the duration of any extended term to this Agreement. In the event that the parties fail to agree upon any revised royalty, but the Licensor elects to extend the term of this Agreement, the royalty payable during such extended term shall be 12% (twelve per cent) of Net Invoiced Sales.
9.4	The Licensee shall within 30 (thirty) days of the first Quarter Day following the Commencement Date and within 30 (thirty) days of each following (or subsequent) Quarter Day provide a sales report to the Licensor giving particulars of the value of sales of the Products during the preceding quarter (or in the first quarter during the period from the Commencement Date to the first Quarter Day) showing the Net
Invoiced Sales and the royalty due and shall pay the royalties to the
Licensor at the same time as rendering the statement.
9.5	The Licensee shall use its reasonable endeavours to keep separate, detailed, true and accurate books and records of all sales of the
Products to enable the Licensor to check the accuracy of the information contained in the statements rendered under clause 9.2 and the Licensor shall be entitled at its expense and upon reasonable notice to inspect the same by its authorised representative or representatives during business hours and to take copies of or extracts from such books and records.  If the Licensor or its authorised representative shall dispute the accuracy or the completeness of the information rendered under clause 9.2 then the Licensor shall give notice in writing setting out the nature of the dispute. If the parties are unable to resolve the dispute within sixty (60) days of the date of such notice then the dispute will be referred to an independent expert appointed by the
Licensor acting as an arbitrator whose decision, including who should bear the cost of the arbitration, shall be final and binding on both parties.  Any information about the business of the Licensee which may be obtained by the Licensor as a result of any such inspection and which does not relate to the products shall be kept confidential by the
Licensor.
9.6	The Licensee shall within thirty (30) days of the end of each year of the Initial Term provide the Licensor with an annual sales report, setting out the same particulars as are required of the quarterly sales reports, certified by a mutually agreed and recognised firm of chartered accountants or, in the case of a US firm, a certified public accountant of recognised good standing and reputation.
10.	Termination
10.1	Either party may terminate this Agreement without prejudice to its other remedies forthwith by notice in writing to the other if that other either:-
10.1.1 	commits a material breach of this Agreement; provided that if the breach is capable of remedy notice of termination shall only be given if the party in breach shall not have remedied the same within four (4) months of having been given notice in writing specifying the breach and requiring it to be remedied; or
10.1.2 	is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a
reconstruction or amalgamation in such manner that the
company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrative receiver or an
administrator appointed of its assets or ceases for any reason to carry on business or takes or suffers any similar action which in the opinion of the party giving notice means that the other may be unable to pay its debts.
10.2	The Licensor shall have the right to terminate this Agreement forthwith in the event that the Licensee's sales of the Licensed Products in the Territory under the Brand have not exceeded 75% (seventy five per cent) of the Target in years 1, 2 and 3 and 90% (ninety per cent) of the Target in years 4 and 5.


11.	Post Termination
11.1	In the event that the Licensor terminates this Agreement the Licensee shall execute any documents and assignments that are reasonably required by the Licensor to vest the legal and beneficial ownership of the Trade Marks and/or the QBC Rights in the Licensor or such other third party as it shall designate.
11.2	Termination of this Agreement for whatever reason shall not affect the accrued rights of the parties arising in any way out of this Agreement as at the date of termination and in particular but without limitation the right to recover damages from the other.
11.3	Upon termination of this Agreement for whatever reason (other than by the Licensee in accordance with clauses 10.1.2 and 10.2 above):-
(a)	the Licensee shall be entitled for a period not exceeding 12
(twelve) months to manufacture any of the LEE STAFFORD
Range for sale under the Trade Marks and the QBC Rights, to
the extent necessary to satisfy orders accepted before
termination; and
(b)	the Licensee shall consent to the cancellation of its registration as a licensee of the Trade Marks and/or the QBC Rights in the
Territory and shall execute such documents as the Licensor may reasonably request for this purpose.
11.4	Upon termination of this Agreement for whatever reason (other than by the Licensee in accordance with clauses 10.1.2 and 10.2 above):-
(a)	at the request of either party to this Agreement, both parties shall use all reasonable endeavours to ensure that an agreement is concluded between the Licensee and any new licensee (the
"New Licensee") of the Licensor in the Territory whereby the
New Licensee shall acquire the Licensee's existing stock of un-
opened, full cases of Licensed Products provided that such
stock shall upon inspection be in good condition; and
(b)	in the event that an agreement cannot be concluded with .the
New Licensee in accordance with the terms of clause 11.4 (a)
above, the Licensee is permitted to sell or otherwise dispose of its stock of the Licensed Products on the following terms:-
(i)	the Licensee shall pay the Licensor a royalty on all such
sales of Licensed Products in accordance with the terms
of clause 9; and
(ii)	the Licensee shall sell such Licensed Products at such
prices as the Licensor and Licensee shall agree; and
(iii)	the Licensor and Licensee shall in the utmost good faith
agree a list of distributors where such stock of Licensed
Products shall be sold, provided that the Licensee agrees
that no Licensed Product shall be sold through discount
outlets or in such distributors whose reputation is such
that it is reasonably foreseeable that the image of the
Licensor, Brand and the Licensed Products as a premium
brand shall be damaged.;
11.5	In the event that the Licensee is unable to sell either all or part of its stock of Licensed Products in accordance with clause 11.4(b) above the Licensor shall (following inspection) have the option to purchase either all or part of such Licensed Products that are in good condition and in full cases that remain unsold at such price that equates to the Licensee's original manufacturing cost (provided that no other amortised costs or expenses shall be included) for such stock of Licensed Products.
11.6	Upon termination or expiry of this Agreement for whatever reason the


Licensee shall be prohibited from manufacturing, marketing,
distributing, selling or otherwise exploiting commercially whether alone or with any third party or by any agent any product that either:-
(a)	incorporates a fragrance or formulation that is identical to or confusingly similar to the Fragrance or the Formulation; or
(b)	uses any trade mark that is identical or confusingly similar to the Trade Marks or the QBC Rights; or
(c)	is identical to or confusingly similar to any product that forms part of or which the Licensee is aware is planned to form part of or be included in the LEE STAFFORD Range.
11.7	All provisions of this Agreement which in order to give effect to their meaning need to survive its termination shall remain in full force and effect thereafter.
12.	Assignment
12.1	The Licensee may assign, transfer, sub-contract or in any other manner make over to any third party the benefit and/or burden of this
Agreement including any Change in Control of the Licensee on the giving of the Licensors prior written consent, provided that such consent shall not be unreasonably withheld, refused or delayed.
Provided that the Licensor reserves the right to terminate this
Agreement on the assignment, transfer or sub-contracting of this
Agreement by the Licensee.
12.2	The Licensor may assign, transfer, sub-contract or in any other manner make over to any third party the benefit and/or burden of this
Agreement.
12.3	In the event of an assignment this Agreement shall be binding upon such successor or assignee and the name of a party appearing herein shall be deemed to include the names of any such successor or assignee.
13.	Targets
13.1	The parties have agreed sales targets for the sales of the Licensed
Products by the Licensee in the Territory (or each part thereof) for the first 5 (five) years of this Agreement which sales targets are set out in
Schedule 7 attached hereto.
13.2	In the event that this Agreement is extended in accordance with the terms of clause 3.2, the parties shall agree sales targets for the next 5
(five) years or such extension to the Initial Term as appropriate provided that in the event that the parties shall fail to agree targets for such new period the previous years targets shall apply increased by
10% (ten per cent).
13.3	Within 30 days of the Commencement Date the parties shall agree initial objectives as to listings, sales targets and timings for the achievement of these (the "Initial Objectives") for products sold under the Brand in the Territory.  In the event that the Initial Objectives are not reached the Licensor shall have the right to terminate this
Agreement forthwith on the giving of written notice to the Licensee.
14.	Force majeure
14.1	Neither party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining any raw materials, energy or other cause beyond the control of either party. If either party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one or more of such causes such party shall give written notice to the other of such inability stating the cause in question and the date on which such cause commenced.  The operation of this
Agreement shall be suspended during the period (and only during the period) in which the cause continues to have effect.  Forthwith upon the cause ceasing to have effect the party relying upon it shall give written notice thereof to the other.  If the cause continues to have effect for a period of more than sixty (60) days the party not claiming relief under this clause shall have the right to terminate this Agreement upon giving thirty (30) days written notice of such termination to the other party, but such notice shall not take effect if the other party gives notice within that period that the cause has ceased to prevent the operation of this Agreement and forthwith upon cessation recommences the full and punctual performance of its obligations hereunder.
15.	Illegality
If any provision or term of this Agreement shall become or be declared illegal, invalid or unenforceable for any reason whatsoever such term or provision shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement provided always that if such deletion substantially affects or alters the commercial basis of this
Agreement the parties shall negotiate in good faith to amend and modify the provisions and terms of this Agreement so as to achieve so far as possible the same economic effect without rendering the
Agreement so amended or modified illegal, invalid or unenforceable.
16.	Entire Agreement/Amendment/Costs
16.1	This Agreement constitutes the entire agreement and understanding of the parties and supersedes all prior oral or written agreements, understandings or arrangements between them relating to the subject matter of this Agreement. Neither party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly contained in this Agreement and no change may be made to it except in writing signed by duly authorised representatives of both parties.
16.2	No failure or delay on the part of either of the parties to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy as the case may be.  The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.
16.3	Each of the parties shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.
17.	Further Assurance
17.1	Each party shall from time to time do all such acts and execute all such documents as may be reasonably necessary in order to give effect to the provisions of this Agreement.
18.	Notice
18.1	Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if left at or sent by hand or by registered post, or by telex, facsimile to a party at the address, telex or facsimile number set out below for such party or such other address as one party may from time to time designate by written notice to the other.
18.2	Any such notice or other document shall be deemed to have been received by the addressee two working days following the date of dispatch if the notice or other document is sent by registered post, or simultaneously with the delivery or transmission if sent by hand or if given by telex or facsimile.
18.3	The Licensor's address for service is:-
Address:   200 Brook Drive
           Green Park
           Reading
           Berkshire RG2 6UB
Fax:	+44 (0) 870 351 8007
18.4	The Licensee's address for service is:-
Address:   1850 West McNab Road
           Fort Lauderdale
           Florida 33309
           United States of America
Fax:  001 954 971 2109
19.	Confidentiality
19.1	Neither party shall, at any time during the Term, disclose to any other person, firm or company or use for any purpose except as contemplated by this Agreement, either the terms of this Agreement or any information concerning this Agreement or which has been disclosed by either party to the other under or in connection with this Agreement, and each party shall use its best endeavours to keep that information confidential (whether it is marked as such or not) except as provided by clause 20.2.
19.2	Any information which is disclosed by either party to the other under this Agreement may be disclosed by either party to:
a)	any governmental or other authority or regulatory body;
b)	any director or employee of that party of (being a company) any other company which at the relevant time is its holding
company or subsidiary (which expression shall have the
meaning given to them by section 736 or the Companies Act
1985);  and
c)	any legal adviser acting for either party in connection with this
Agreement or the rights granted under it.
20.	Severability
20.1	If any term or provision or any part thereof (in this clause called the
"Offending Provision") of this Agreement shall be declared or become unenforceable invalid or illegal for any reason whatsoever including but without derogating from the generality of the foregoing a decision by any competent domestic Court or the European Court of Justice the
Commission of the European Union an Act of Parliament European
Union legislation or any statutory or other bye-laws or regulations or any other requirements having the force of law the other terms and provisions of this Agreement shall remain in full force and effect as if this Agreement had been entered into without the inclusion of the
Offending Provision.
21.	Third Party Rights
21.1	Unless expressly provided in this Agreement, no term of this
Agreement is enforceable to the Contracts (Rights of Third Parties) Act
1999 by any person who is not a party to it.
22.	Interpretation
22.1	The headings in this Agreement are inserted only for convenience and shall not affect its construction.
22.2	Where appropriate words denoting a singular number only shall include the plural and vice versa.
22.3	Reference to any statute or statutory provision includes a reference to the statute or statutory provision as from time to time amended,


extended or re-enacted.
23.	Governing law and jurisdiction
23.1	The validity, construction and performance of this Agreement shall be governed by English law.
23.2	The Licensor and Licensee shall use their best endeavours to negotiate in good faith and settle amicably any dispute that may arise out of or relate to this Agreement or a breach of it. If any such dispute cannot be settled amicably through ordinary negotiations by appropriate representatives of the Licensor and Licensee, the matter shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the "Rules") by a panel of three arbitrators appointed in accordance with the Rules. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the panel any claim for indemnification or any defence or objection thereto was unreasonable, the panel may assess, as part of their award, all or any of the foregoing expenses, including reasonable attorneys fees. The arbitration shall take place in Miami, Florida, U.S.A. and English shall be the language of the arbitration. The validity, construction and performance of this Agreement shall be governed by English law without regard to its principles of conflicts of law.


Signed by	) /s/ Graeme Riddick

for and on behalf of	)
The Quantum Beauty Company Limited	)

Signed by	) /s/ Frank F. Ferola

for and on behalf of	)
The Stephan Company, Inc.	)




SCHEDULE 1

The Licensed Products

"Medicated and non-medicated preparations and products for use on and in connection with hair; dyes, colourants, tints and lotions, all for the hair; hair bleaching preparations, shampoos, conditioners, preparations for the care and beauty of the hair, hair waving and hair setting preparations; hair mousse, hair putty, hair gel, hair spray, hair wax, hair balm".

"Toilet preparations; preparations for the skin, scalp and body, suntanning preparations; preparations for strengthening nails; preparations for use in the shower and bath; toilet soaps; preparations for toning the body, all being non-medicated; perfumes; aftershaves, milks, oils, creams, gels, powders and lotions; shaving foams; cosmetics; eau de cologne; toilet waters; essential oils; anti-perspirants; deodorants for personal use; dentrifices; depilatories; cleansing masks for the face, anti-wrinkle cream, facial scrub, facial masks, skin toner, skin astringent, moisturising cream, reconditioning preparations; eyestylers, eye make-up remover; nail polish, nail base coat, nail varnish remover, cuticle lotions, bronzing creams, cosmetic products for make-up, foundations, powders, blushers, under eye cover, eye shadows, eye crayons, eye liners, eye pencils, mascara, lip pencils, lipsticks, lip gloss"



SCHEDULE 2

Part 1: Applications

LEE STAFFORD 78/290453
3, 5, 21, 26
United States of America


Part 2: Unregistered IP Rights

Mark or representation or description of get-up
1.  The trade mark LEE STAFFORD a
copy of which is attached
2.  Lee Stafford 'Pink' Range:
Colour Love
Poker Straight
Shine Head
2nd Day Hair
All Shagged Out
As Rough As You Like
Messed Up
Double Blow
Hold Tight
3.  'R U Taking Protection' Range:
Anti-Dandruff Shampoo
Hair Growth Treatment
Ageing Hair Treatment
Split Ends Serum
Oily Roots Spray
Humidity Spray
Anti-Build Up Spray
Central Heating and A/C Spray
Polluted Toxic Cities and Smokey Nights Out Spray
Sun and Chlorine Spray



SCHEDULE 3
QBC Rights




Photographs Representative examples of both the Pink Range and the RUTP Range and show the Licensors existing rights therein. Together with such other materials and rights created by the Licensor from time to time for use on the Licensed Products.



SCHEDULE 4

The Pink Range
Part 1

Colour Love
Poker Straight
Shine Head
2nd Day Hair
All Shagged Out
As Rough As You Like
Messed Up
Double Blow
Hold Tight


Part 2



Photograph A representative example of the Pink Range and shows the Licensors existing rights therein, together with such other materials and rights created by the Licensor from time to time for use on the Licensed Products.


SCHEDULE 5

The R U T P Range
Part 1

Anti-Dandruff Shampoo
Hair Growth Treatment
Ageing Hair Treatment
Split Ends Serum
Oily Roots Spray
Humidity Spray
Anti-Build Up Spray
Central Heating and A/C Spray
Polluted Toxic Cities and Smokey Nights Out Spray
Sun and Chlorine Spray


Part 2



Photograph A representative example of the RUTP Range and shows the Licensors existing rights therein, together with such other materials and rights created by the Licensor from time to time for use on the Licensed Products.






SCHEDULE 6
The Stephan Inc Existing Brands and Arrangements

The Stephan Company Branded Products Product Line and Description

FRANCES DENNEY PRODUCTS

Interlude Perfumed Cologne
Interlude Perfumed Cologne Spray
Interlude Perfume
Interlude Body Cream
Interlude Body Moisture Mist
Interlude Bath Soak
Interlude Bath & Shower Gel
Interlude Dusting Powder
Interlude Bath & Body Perfume
Interlude Body Lotion
Interlude Bodyskin Moisturizer
Hope Perfumed Cologne Spray
Hope Perfume
Hope Bath & Body Perfume
Hope Dusting Powder
Hope Fragrance Body Cream
Hope Body Lotion
Hope Moisture Mist
Hope Perfumed Cologne
Sensitive Hand & Body Lotion
Sensitive Conditioning Shampoo
Sensitive Fragrance
Botanical Shampoo & Conditioner
Neck & Throat Cream
Sensitive Bath & Shower Gel
Sensitive Rejuvenating Body Soak
Sensitive Mint Wake Up Gel
Sensitive Body Smoother
Sensitive Gentle Cream Wash
Sensitive Sensible Soap
Sensitive Body Sleek
Sensitive Liquid Make-up - Matte Chiffon
Sensitive Liquid Make-up - Matte Beige
Sensitive Liquid Make-up - Matte Sienna
Sensitive Liquid Make-up - Matte Buff
Sensitive Liquid Make-up - Matte Suntan
Sensitive Liquid Make-up - Matte Spice
Sensitive Liquid Make-up - Matte Peach
Sensitive Liquid Make-up - Matte Honey
Sensitive Liquid Make-up - Matte Chestnut
Sensitive Liquid Make-up - Soft Chiffon
Sensitive Liquid Make-up - Soft Beige
Sensitive Liquid Make-up - Soft Butternut
Sensitive Liquid Make-up - Soft Buff
Sensitive Liquid Make-up - Soft Rosette
Sensitive Liquid Make-up - Soft Toffee
Sensitive Liquid Make-up - Soft Peach
Sensitive Liquid Make-up - Soft Sunbeige


Sensitive Liquid Make-up - Soft Cappuccino
Sensitive Pressed Powder - Translucent
Sensitive Pressed Powder - Beige
Sensitive Pressed Powder - Rose
Sensitive Pressed Powder - Bronze
Sensitive Lip Fitness SPF 15 - Nude
Sensitive Lip Fitness SPF 15 - Pink Nude
Sensitive Lip Fitness SPF 15 - Bronze Nude
Sensitive Oil Balancer
Sensitive Balancing Lotion
Sensitive Oil Terminator
Sensitive Protecting Lotion
Sensitive Ready Protector
Sensitive Essential Nourisher
Sensitive Nourishing Lotion
Sensitive Youth Preserver
Sensitive Moisture Reservoir
Sensitive Moisture Infusion
Sensitive Firm Rewards
Sensitive Hand Rescue
Sensitive Tender Eyes
Sensitive Clean Getaway
Sensitive Texture Treatment
Sensitive Self Tanner Spray
Sensitive Self Tanner
Sensitive Tanner With Alpha Hydroxy
Sensitive Getting Even Body Moisturizer
Sensitive Getting Even Facial Cleanser
Sensitive Getting Even Night Cream
Sensitive Getting Even Refining Moisturizer
Sensitive Getting Even Toner
Source of Beauty Cream
Source of Beauty Cleanser
Source of Beauty Lotion
Source of Beauty Alcohol-Free Freshener
Satin Cleansing Cream
Clarifying Astringent Plus
Mild Skin Lotion
Creamy Cleansing Lotion
Quick Foam Cleanser
Protective Oil Control
Multi Layer Night Cream
Moisture Care
Multi Layer Moisturizer
Fast & Gentle Eye Make-up Remover
Fade-Away with SPF 15
Fade-Away Paba Free
Fade-Away Extra Care Hand Treatment
Ultimate Eye Care
Ultimate Repair
Ultimate Protection Cream
pHormula ABC
Gentle Body Exfoliator
Deep Cleansing Facial Mask
Honey Butter - Hand and Body Care


Eye Cream Concentrate
Incandescent Liquid Make-up - Rose Beige
Incandescent Liquid Make-up - Soft Beige
Incandescent Liquid Make-up - Natural Beige
Incandescent Liquid Make-up - Honey
Incandescent Liquid Make-up - Pink Beige
Moisture Silk Finishing Powder - Translucent
Moisture Silk Finishing Powder - Translucent Pink
Moisture Silk Finishing Powder - Translucent Tan
Moisture Silk Liquid Make-up - Ivory
Moisture Silk Liquid Make-up - Rose Beige
Moisture Silk Liquid Make-up - Peach Beige
Moisture Silk Liquid Make-up - Medium Beige
Moisture Silk Liquid Make-up - Light Beige
Moisture Silk Liquid Make-up - Tawny Beige
Moisture Silk Lip Color (Frost) - Coral Blossom
Moisture Silk Lip Color (Frost) - Bronzed-up Beige
Moisture Silk Lip Color (Frost) - Golden Raspberry
Moisture Silk Lip Color (Frost) - Spice Plum
Moisture Silk Lip Color (Cream) - Velvet Rose
Moisture Silk Lip Color (Cream) - Soft Mauve
Moisture Silk Lip Color (Cream) - Brandywine
Moisture Silk Lip Color (Cream) - Roseberry
Moisture Silk Lip Color (Cream) - Fox Hunt Red
Moisture Silk Lip Color (Cream) - Beige Natural
Moisture Silk Lip Color (Cream) - Sweet Port
Moisture Silk Lip Color (Cream) - Mulled Wine
Moisture Silk Lip Color (Matte) - Crimson
Moisture Silk Lip Color (Matte) - Bronze
Moisture Silk Lip Color (Matte) - Rose
Moisture Silk Lip Color (Matte) - Heather
Moisture Silk Lip Color (Matte) - Coral
Moisture Silk Lip Color (Matte) - Natural
Truly Natural Lip Gloss - Morning Dew
Truly Natural Lip Gloss - Sweet Mulberry
Truly Natural Lip Gloss - Golden Rose
Truly Natural Lip Gloss - Glazed Teaberry
Truly Natural Lip Gloss - Opaline
Truly Natural Lip Gloss - Mimosa Pearl
Truly Natural Lip Gloss - Pink Plum
Truly Natural Lip Gloss - Shy Heather
Lip Liner Pencil - Mocha
Lip Liner Pencil - Red
Lip Liner Pencil - Plum
Lip Liner Pencil - Berry
Moisture Silk Powder Blush - Pink DeSheen
Moisture Silk Powder Blush - Spiced Neutral
Moisture Silk Powder Blush - Cooper Contour
Moisture Silk Powder Blush - Golden Raspberry
Moisture Silk Powder Blush - Rose Plum
Moisture Silk Powder Blush - Classic Rose
Moisture Silk Powder Blush - Pink Suede
Moisture Silk Powder Blush - Warmth
Moisture Silk Powder Blush - Peach Neutral
Moisture Silk Powder Blush - Damask Rose


Moisture Silk Powder Blush - Soft Mauve
Moisture Silk Powder Blush - Breathless
Concealer Base Cream - Light
Concealer Base Cream - Medium 1
Concealer Base Cream - Medium 2
Moisture Silk Pressed Powder
Velvet Fresh Foundation - Ivory Beige
Velvet Fresh Foundation - Soft Beige
Velvet Fresh Foundation - Classic Beige
Velvet Fresh Foundation - Peach Beige
Velvet Fresh Foundation - Tan Beige
Protein Lash Color - Black
Washable Waterproof Mascara - Black
Washable Waterproof Mascara - Browned Black
Quickbrow Pencil - Chestnut
Quickbrow Pencil - Taupe
Quickbrow Pencil - Brown
Cake Eyeliner Duo - Violet/Black
Cake Eyeliner Duo - Slate/Navy
Kohl Pencil - Black
Kohl Pencil - Navy
Kohl Pencil - Taupe
Kohl Pencil - Brown
Kohl Pencil - Grey
Kohl Pencil - Teal
Kohl Pencil - Blue Slate
Kohl Pencil - Violet
Eye Shadow Base
Moisture Silk Eye Color - Pink Willow/Misty Plum
Moisture Silk Eye Color - Taupe Mist/Golden Fawn
Moisture Silk Eye Color - Freshwater Prl/Coral Reef
Moisture Silk Eye Color - Ivory/Charcoal
Moisture Silk Eye Color - Wild Mshrm/Burgundy
Moisture Silk Eye Color - Warm Nectar/Brn Sable
Moisture Silk Eye Color - Rosebud/Honeydew
Moisture Silk Eye Color - Gry Blue/Smokey Mauve
Moisture Silk Eye Color - Dawn/Midnight
Moisture Silk Eye Color - Lavender Kiss
Moisture Silk Eye Color - Freshwater Pearl
Moisture Silk Eye Color - Byzantine Brown
Moisture Silk Eye Color - Smoke
Moisture Silk Eye Color - Pearl Beige
Moisture Silk Eye Color - Teal Glow
Moisture Silk Eye Color - Blue Dahlia
Sugar Scrub
Collagen Plus
Strectmark Plus Cream

IMAGE PRODUCT LINE

Shine Plus Alcohol Free  Aerosol Hair Spray
Fiberglaze
Hair Paste
Shine Plus Shampoo
Shine Plus Moisturizing Shampoo


Shine Plus Conditioner
Shine Plus Styling Firm Gel
Shine Plus Straight 'n Shine
Shine Plus Firm Hair Spray
Shine Plus Hi-Gloss Mist
Shine Plus Hi-Gloss Drops
Retinol Plus Shampoo
Retinol Plus Conditioner
Retinol Plus Styling Gel
Retinol Plus Hair Spray
Kera Clenz Shampoo
Avocado Clenz Shampoo
Cherimoya Clenz Shampoo
Milk Clenz Shampoo
Silver Clenz Shampoo
Yucca Blossom Shampoo
Eucalyptus Clenz Shampoo
Honey Clenz Shampoo
Intrakera Conditioner
Yucca Blossom Conditioner
Keramoist Conditioner
Permgloss
Natural PH Lotion
Vitamin Plus Spray
PH Fusion
lntrapak
Kerapak
Intramoist
System of Survival
Covalence Extra
Moisturmeric Extra
Fixative
Gelly Mist
Hardbody
Widebody
Sculpting Plus
Foamation
Palmade
Gelwhip
Jumping Curls Mist
Gelaqua
Liquatine
Volume Plus
Zero Proof -Non Aerosol Hair Spray
Zero Proof - Aerosol Hair Spray
Fog By Design
Freez
Freez 2000
Freez Dry
Jumping Curls
Brainwaves
Regular Formula
Super Formula
No-Lye Formula
Mosaics Cobalt Black


Mosaics Dark Brown
Mosaics Medium Brown
Mosaics Light Brown
Mosaics Fire
Mosaics Chestnut
Mosaics Mahagony
Mosaics lrrestible Ash
Mosaics Tweety
Mosaics Clear
Mosaics 10 Volume Developer
Mosaics 20 Volume Developer
Kinetic Shampoo
Intense Conditioner
Fusion Holding Gel
Polarizing Fixative
Magnetic Hold Spray
Smooth Shave Cream
After Shower Conditioning Body
  Spray Cologne

LeKAIR PRODUCT LINE

Super Gro Lt.
Hormone Cream
Super Gro Reg.
Frenchee Super Gro
Castor Oil
Hair Food
Cream Press
Pressing Oil
Cholesterol Relaxer Kit Regular
Cholesterol Relaxer Kit Super
Frenchee Tar Shampoo
Cholesterol Shampoo
Neutralizing Shampoo
Super Gro Shampoo
Oil Free Shampoo
Oil Free Conditioner
Cholesterol Plus Liquid
Cholesterol Plus Cream
Cholesterol Plus Liquid Aloe
Cholesterol Cream Aloe
Carrot Oil Cholesterol Cream
Olive Oil Cholesterol Cream
Shea Butter Cholesterol Cream
Cholesterol Mega Hold Gel
X-Hold Styling Gel
Protein Conditioning Gel
NuKair Styling Gel
NuKair X-Hold Styling Gel
Cholesterol Mega Hold Spritz
Spritz & Shine
Hot Oil
Carrot Hot Oil
Cocoa Butter Cream


Bond Remover
Super Hair Bonding Kit - Light
Bonding Adhesive - Light
Super Hair Bonding Kit - Dark
Bonding Adhesive - Dark
NuKair Bonding Adhesive - Dark
Lacade Supergroomer Military Brush
Lacade Supergroomer Wave & Curl Brush
Lacade Supergroomer Club Brush
Hindu Sheen 5-Min Set
Hindu Sheen Lotion
CT Moist. Max Shampoo
CT Deep Protein Conditioner
CT Leave In Conditioner
CT Control Styling Glaze
4Kids Shampoo
4Kids Cholesterol Cream
4Kids Detangling Spray
4Kids Cholesterol Cream Relaxer Kit
Zero-Proof Mega Hold Spray
Carrot Oil Hand & Body Lotion
Shea Butter Hand & Body Lotion
Carrot Oil Hair & Body Spray Moisturizer
Palm Oil Conditioner
Olive Oil Conditioner
Olive Oil Shining Spray
Olive Oil Moisturizing Shampoo
Slick Hold
Slick Shave

NEW ERA PRODUCT LINE

Moisturizing Shampoo
Embody Neutralizing Shampoo
Deep Cleansing Shampoo
Blow Styling Lotion
Embody Styling Glaze
Finishing Spritz
Soft Body Curl Activator
Soft Body Inst. Moisturizer
Hair Lusterizer
Firm Hold Spray (non-aerosol)
Clear Gel Relaxer Kit Regular
Clear Gel Relaxer Kit Super
Soft Body Perm Kit
Embody Cream Relaxer Mild
Embody Cream Relaxer Super
Hair Reconstructor
Hot Oil Treatment (Dp/12)
Instant Hair Repair
Embody Conditioner For Relaxed Hair
Hair Moisturizer
Hair Color Jet Black
Hair Color Nat. Black
Hair Color Rich Auburn


Hair Color Brown Sable
Hair Color Honey Blonde
Shine Plus Moisturizing Conditioner
Shine Plus Moisturizing Shampoo
Shine Plus Shining Gel
Shine Plus High Gloss Polisher
Shine Plus High Gloss Mist

STEPHAN RETAIL BEANDS

Balm Barr Cocoa Butter Cream
Balm Barr Hard Cocoa Butter
Balm Barr Moisturizing CrSme
Balm Barr Cocoa Butter Lotion
Balm Barr Stretch Mark Cream
Cashmere Bouquet Floral Talc
Cashmere Bouquet Lavender Talc
Protein 29 Hair Groom Liquid
Protein 29 Hair Groom Gel
Protein 29 After Shave Lotion
Quinsana Anti Fungal Powder
Quinsana Anti Fungal Spray
Quinsana Medicated Talc
Wildroot
Wildroot Cream Scented
Wildroot
Wildroot Shampoo
Wildroot
Wildroot Cream
Wildroot
Wildroot Hair Groom

SHEA CARE PRODUCT LINE

Shea Butter Liquid Conditioner
Shea Butter Moisturizing Sampoo
Cholesterol Crm w/ Shea Butter & Olive Oil
Shea Butter Extra Strength Cholesterol Crm
Cholesterol Crm w/Shea Butter & Tea Tree Oil
Healing Balm
Wave Pomade
Hair Moisturizer Deep Conditioning Treatment
Conditioner & Hairdress
Hand & Body Lotion
Shining Conditioning Gel
Exxit Shampoo
Braid Easy Conditioning Styling Foam
Braid Easy Styling Spray
Braid Easy Styling Gel
Hand & Body Lotion
Olive Oil Lite Shampoo
Olive Oil Lite Conditioner & Hairdress
Palm Oil Conditioner & Hairdress
New Gel Wave Pomade



STEPHAN PRODCUT LINE

Dandruff Control Shampoo
Protein Shampoo
Extra Rich Shampoo
Daily Herbal Shampoo
OPT Conditioner
Dandruff Remover Plain


Dandruff Remover with Oil
After Shampoo Hair Control
Cutting Lotion
Saty Styled Gel
320 Astringent
Bay Rum Skin Toner
Lilac Skin Toner
Alpine Skin Toner
Spicy After Shave
Musk Cologne
Island Lime
Stay Smooth Shave Cream
Cocoa Butter Cream
Ultra Fine Talc
Everguard Disinfectant
Groom America Conditioner
Groom America Dandruff Control Shampoo
Groom America Hairspray
Groom America Shampoo
Groom America Spray Gel

STIFF STUFF PRODUCT LINE

Clean Stuff Shampoo
Thick Stuff Conditioner
Dazle Stuff Hair Gel
Weird Stuff Sculpting Paste
Freez Stuff Holding Spray
Design Stuff Spray Gel
Slick Stuff
Stiff Stuff Super Firm Hair Spray

TREVOR SORBIE PRODUCT LINE
Moisturizing Shampoo
Cleane C/T Shampoo
Cleane Normal Shampoo
Riche Shampoo
Deep Conditioner
Restoration Complex
Riche Conditioner
Riche Leave-In Conditioner
Spraye XL
Affix Low VOC Hair Spray
Rich Manipulator
Hair Glue


Volume Shining Mousse
Hot Shapes
Sculpte Jel
Glossaire
Lift-It Spray Gel
Sliquid
TexturShine
Texturcreme Styler
Smoothe Gel Relaxer
Smoothe Shampoo
Smoothe Conditioner
Smoothe Hair Spray
Smoothe Take Home
Finishe Forme
Cleane Forme
Curl Forme



SCHEDULE 7

Targets

Year 1:  $1,500,000
Year 2:  $4,000,000
Year 3:  $7,500,000
Year 4:  $17,000,000
Year 5:  $19,000,000